SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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CARREKER CORPORATION

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4055 Valley View Lane, Suite 1000

Dallas, Texas 75244

(972) 458-1981

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2003

To the Stockholders of

CARREKER CORPORATION

The Annual Meeting of Stockholders of Carreker Corporation (the “Company”), a Delaware corporation, will be held in the Jefferson Room of the DoubleTree Hotel at Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on Tuesday, June 17, 2003, at 8:00 a.m. Central Time, for the following purposes:

1.	To elect three directors as Class II directors for terms expiring at the Annual Meeting of Stockholders in 2006;

2.	To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending January 31, 2004; and

3.	To transact such other business as properly may come before the meeting or any adjournment thereof.

The close of business on April 30, 2003 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company’s operations for the fiscal year ended January 31, 2003, accompany this notice.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

TOD V. MONGAN

SECRETARY

May 9, 2003

4055 Valley View Lane, Suite 1000

Dallas, Texas 75244

(972) 458-1981

PROXY STATEMENT

For the Annual Meeting of Stockholders

To be Held on June 17, 2003

SOLICITATION OF PROXIES

This Proxy Statement is furnished to stockholders of Carreker Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held in the Jefferson Room of the DoubleTree Hotel at Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on Tuesday, June 17, 2003, at 8:00 a.m. Central Time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and form of Proxy are being mailed to stockholders on or about May 9, 2003. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the stockholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

(1)	FOR the election of the three nominees listed under “Election of Directors” as nominees of the Company for election as directors;

(2)	FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending January 31, 2004; and

(3)	AT the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the stockholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, internet and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on April 30, 2003. As of April 30, 2003, the Company had issued and outstanding and entitled to vote at the Annual Meeting 23,547,326 shares of Common Stock, par value $.01 per share (“Common Stock”). For a description of the voting rights of the Common Stock, see “Quorum and Voting” herein.

The following table sets forth information as of April 30, 2003, regarding the beneficial ownership of the Company’s Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company’s executive officers named in the Summary Compensation Table below, by each of the Company’s directors and by all of its directors and executive officers as a group.

The information for the five percent owners is derived from Schedule 13Gs filed with the Commission. Except as otherwise noted, the address for each owner is 4055 Valley View Lane, Suite 1000, Dallas, Texas, 75244.

	Shares of Common Stock Beneficially Owned and Percentage of Outstanding Shares as of April 30, 2003(1)
Name	Number	Percent
5% Beneficial Owners
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	2,653,548	11.27%
State Street Research & Management Company (3) One Financial Center, 30th Floor Boston, MA 02111	1,641,200	6.97%

Directors and Officers
John D. Carreker, Jr. (4)	2,732,549	11.57%
David K. Sias (5)	258,319	1.10%
Robert M. Olson, Jr. (6)	226,149	*
James D. Carreker (7)	169,417	*
Richard R. Lee, Jr. (8)	150,417	*
James L. Fischer (9)	140,631	*
Donald L. House (10)	62,774	*
Michael D. Hansen (11)	110,628	*
Blake A. Williams (12)	60,200	*
James R. Erwin (13)	19,946	*
Ronald G. Steinhart (14)	17,946	*
Joseph M. Rowell (15)	88,541	*

Directors and executive officers as a group (16 persons) (16)	4,304,979	18.22%

*	Less than 1%

(1)	Shares of Common Stock Beneficially Owned and Percentage of Outstanding Shares for FMR Corp. are as of December 31, 2002.

(2)

Various persons have the right to receive or the power to direct the receipt of dividend from, or the proceeds from the sale of, the Common Stock of the Company. The interest of one person, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in the Common Stock

of the Company, amounted to 2,354,100 shares, or 10% of the total outstanding Common Stock of the Company at December 31, 2002. Edward C. Johnson 3d, Chairman of FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 2,653,548 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees.

Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	State Street Research & Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Shares in the amount of 1,641,200, or 6.97 % of the total outstanding Common Stock of the Company at April 30, 2003, are in fact owned by various clients of State Street Research & Management Company and the State Street Research & Management Company disclaims any beneficial interest in the securities.

(4)	Includes 315,079 shares held in a family limited partnership for which Mr. Carreker is the general partner and 72,500 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(5)	Includes 6,000 shares held by Patricia L. Sias, the wife of Mr. Sias, as to which Mr. Sias disclaims beneficial ownership and 24,145 shares subject to stock options that are exercisable by Mr. Sias within sixty days.

(6)	Includes 220,341 shares subject to stock options that are exercisable by Mr. Olson within sixty days.

(7)	Includes 6,576 shares held by children of Mr. Carreker and 82,117 shares currently held in trust, as to which Mr. Carreker disclaims beneficial ownership and 22,478 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(8)	Includes 5,000 shares held by Lee Financial Corporation and 10,235 shares currently held in trust, as to which Mr. Lee disclaims beneficial ownership and 24,145 shares subject to stock options that are exercisable by Mr. Lee within sixty days.

(9)	Includes 35, 000 shares held in a family limited partnership for which Mr. Fischer is general partner and 2,000 shares held by Elizabeth Fischer, the wife of Mr. Fischer, as to which Mr. Fischer disclaims beneficial ownership and 24,145 shares subject to stock options that are exercisable by Mr. Fischer within sixty days.

(10)	Includes 62,774 shares subject to stock options that are exercisable by Mr. House within sixty days.

(11)	Includes 100,708 shares subject to stock options that are exercisable by Mr. Hansen within sixty days.

(12)	Includes 60,200 shares subject to stock options that are exercisable by Mr. Williams within sixty days.

(13)	Includes 9,946 shares subject to stock options that are exercisable by Mr. Erwin within sixty days.

(14)	Includes 9,946 shares subject to stock options that are exercisable by Mr. Steinhart within sixty days.

(15)	Includes 88,541 shares subject to stock options that are exercisable by Mr. Rowell within sixty days.

(16)	Includes 908,358 shares subject to stock options that are exercisable by the directors and executive officers as a group within sixty days.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes “withheld” are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate, and have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matters.

ELECTION OF DIRECTORS

PROPOSAL ONE

The Company’s Amended and Restated Certificate of Incorporation provides for classified directors with staggered terms. The Company currently has authorized nine directors. The directors are divided into three classes and their terms expire as follows: Class I, which currently consists of Messrs. John D. Carreker, Jr., James R. Erwin and Donald L. House, will expire at the Annual Meeting of Stockholders to be held in 2005; Class II, which currently consists of Messrs. James L. Fischer, Michael D. Hansen and Richard R. Lee, Jr., will expire at the Annual Meeting of Stockholders to be held on June 17, 2003; and Class III, which consists of Messrs. James D. Carreker, David K. Sias and Ronald G. Steinhart, will expire at the Annual Meeting of Stockholders to be held in 2004. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third Annual Meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Vacancies on the Board of Directors or newly created directorships will be filled by a vote of the majority of the directors then in office and any director so chosen will hold office until the next election of the class for which such director was chosen.

Three directors will be elected at the Annual Meeting as Class II directors for terms expiring at the Annual Meeting of Stockholders to be held in 2006. The directors will continue to serve until their respective successors are duly elected and qualified. Each of the Board of Directors’ nominees currently serves as a director of the Company.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. If any nominee named below should be unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the form of Proxy.

NOMINEES FOR DIRECTORS (THREE YEAR TERMS)

JAMES L. FISCHER, age 75, has served as a director of the Company since 1984. Mr. Fischer retired in 1984 from Texas Instruments Incorporated (“TI”), an electronics manufacturer, where he served in a variety of positions over 29 years. At the time of his retirement, Mr. Fischer served as Executive Vice President and Principal Financial Officer of TI.

The Guidelines adopted by the Corporate Governance Committee state that no director shall stand for reelection after reaching the age of 70. The Corporate Governance Committee has determined that in light of the present circumstances, this guideline should be waived with respect to Mr. Fischer and have nominated Mr. Fischer for election to another term as a Director.

MICHAEL D. HANSEN, age 50, has served as a director of the Company since December 2001. Mr. Hansen has served as President and Chief Operating Officer of the Company since December 2001. From October 2000 to December 2001 Mr. Hansen served as Executive Vice President and Managing Director of the Company. From 1998 to September 2000, Mr. Hansen served as the Head of Commercial Services and Executive Vice President and Managing Director of Commercial Banking for Banc One Corporation. From 1995 to 1998, Mr. Hansen served as the President of Operations Services of Banc One Services Corporation, a wholly-owned subsidiary of Banc One Corporation.

RICHARD R. LEE, JR., age 56, has served as a director of the Company since 1984. Mr. Lee has served as President of Lee Financial Corporation, a financial advisory firm, since 1975. Mr. Lee is a Certified Financial Analyst and a Certified Financial Planner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

JOHN D. CARREKER, JR., age 60, has served as Chairman of the Board and Chief Executive Officer of the Company since the Company’s formation in 1978. His term expires in 2005. John D. Carreker, Jr. and James D. Carreker are brothers. John D. Carreker III is the son of John D. Carreker, Jr.

JAMES R. ERWIN, age 59, has served as a director of the Company since May 29, 2001 and Lead Director since June 2002. Mr. Erwin is currently Managing Director and Partner of Erwin Graves & Associates, L.P., a management consulting company. Mr. Erwin has served as Vice Chairman-Texas and Senior Client Executive-Southwest of Bank of America, N.A. from October 1998 to May 2000, was Vice Chairman for Texas and Corporate Finance Executive-West for NationsBank Corp. from January 1994 to October 1998, and was Executive Vice President, Manager of Operations and Technology for NationsBank Corp. from October 1991 to January 1994. Mr. Erwin has served as a director of Trammell Crow Company, a diversified real estate service company, since December 1997. In May 2001, Mr. Erwin was elected to the Board of Texas Capital Bancshares, Inc., a bank holding company. His term expires in 2005.

DONALD L. HOUSE, age 61, has served as a director of the Company since March 30, 1998. From January 1993 until December 1997, Mr. House served as Chairman of the Board of Directors of SQL Financials International, Inc. (now known as Clarus Corporation), a developer of electronic commerce application software. Mr. House continues to serve as a director of Clarus Corporation where he is chairman of its audit committee. Mr. House is a private venture investor and business advisor to emerging growth stage high technology companies and serves on the boards of several private technology companies. His term expires in 2005.

JAMES D. CARREKER, age 55, has served as a director of the Company since 1984. Mr. Carreker presently serves as chairman of the Board of Directors of Bombay Companies Inc., a home furnishings retailer. Mr. Carreker served as Chairman of the Board of Directors of Wyndham International, Inc., a hotel management and leasing company from March 1999 to October 2000. Mr. Carreker served as Chief Executive Officer of Wyndham International, and from January 1998 to June 1999 Mr. Carreker also served as a director of Patriot

American Hospitality, Inc. Patriot was a hotel real estate investment trust until it became a wholly-owned subsidiary of Wyndham International in June 1999. Mr. Carreker served as President and Chief Executive Officer of Wyndham Hotel Corporation, a national hotel company from May 1996 and as a director of Wyndham from February 1996 until the merger of Wyndham with Patriot in January 1998. Mr. Carreker also served as President and Chief Executive Officer of Trammell Crow Company, a national real estate company, as well as President of Burdines Department Stores, located in Florida. Since October 2002, Mr. Carreker has served as a director of CBRL Group. His term expires in 2004. John D. Carreker, Jr. and James D. Carreker are brothers.

DAVID K. SIAS, age 65, has served as a director of the Company since October 1993 and served as a consultant to the Company from November of that year until July 2001. Mr. Sias has been a partner of eVentures International, LLC, a venture capital group that specializes in start-up firms in the software arena, since 1999. From 1993 until 1997, Mr. Sias was a director and advisor to ADS Associates, a privately held software company. Prior to that time Mr. Sias was with Bankers Trust Company, New York for over thirty years where he led several of the bank’s major businesses, including its International Division as well as its Global Operating and Information Systems. His term expires in 2004.

RONALD G. STEINHART, age 62, has served as a director of the Company since April 2001. Mr. Steinhart served as Chairman and Chief Executive Officer, Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One Texas, N.A. Mr. Steinhart joined Bank One in connection with the merger of Team Bank, which he founded in 1988. Mr. Steinhart serves on the Board of Managers of Compass Variable Accounts, as a Director of United Auto Group, Inc., an automotive retailer, and also as a Trustee of Prentiss Properties Trust, a real estate investment trust, and MFS/Sun Life Series Trust, a group of mutual funds. His term expires in 2004.

BOARD MEETINGS AND COMMITTEES

A majority of the members of the Board of Directors are “independent”, as defined by applicable Nasdaq rules. The Board of Directors held a total of ten meetings, or otherwise consented to actions taken in the fiscal year ended January 31, 2003. Each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served. The Board of Directors’ standing committees are an Audit Committee, a Compensation Committee, and a Corporate Governance Committee.

AUDIT COMMITTEE.    The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for (i) recommending to the Board the selection of the Company’s outside auditors, (ii) reviewing the audit scope and risk assessment process, (iii) reviewing the relationships that may effect the independence of the outside auditors, (iv) reviewing any major internal control or accounting issues of the Company, and (v) reviewing and discussing with management and the outside auditors the annual audited financial statements included in the Company’s Form 10-K as well as the interim financial statements. The members of the Audit Committee are Messrs. Fischer, House, Lee, Sias and Steinhart. Mr. House serves as Chairman. Each of the members of the Audit Committee are “independent”, as defined by applicable Nasdaq rules. In addition, all members of the Audit Committee possess the required level of financial literacy and at least one member of the Audit Committee meets the current standard of requisite financial sophistication required by Nasdaq. The Audit Committee met eleven times during the fiscal year ended January 31, 2003.

COMPENSATION COMMITTEE.    The Compensation Committee is responsible for executive compensation policies and approving compensation payable to executive officers of the Company. The members of the Compensation Committee are Messrs. Erwin, Fischer and Steinhart. Mr. Fischer serves as Chairman. Each of the members of the Compensation Committee are “independent”, as defined by applicable Nasdaq rules. The Compensation Committee met six times during the fiscal year ended January 31, 2003.

CORPORATE GOVERNANCE COMMITTEE.    The Corporate Governance Committee assists the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors and in maintaining oversight of the Board of Directors operations and effectiveness. The members of the Corporate Governance Committee are Messrs. Erwin, Sias and Steinhart. Mr. Erwin serves as Chairman. Each of the members of the Corporate Governance Committee are “independent”, as defined by applicable Nasdaq rules. The Corporate Governance Committee met four times during the fiscal year ended January 31, 2003.

The Corporate Governance Committee will consider nominees proposed by shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for consideration by the Corporate Governance Committee may do so by submitting the candidate’s name and qualifications in writing to the following address: 4055 Valley View Lane, Dallas, Texas 75244, Attn: Corporate Secretary.

CORPORATE GOVERNANCE GUIDELINES

Based upon the recommendation of the Corporate Governance Committee, the Board of Directors has adopted Corporate Governance Guidelines. These Guidelines are available on the Company’s website (www.carreker.com) and are reproduced as Annex A to this proxy statement.

DIRECTOR COMPENSATION.    Employee directors do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $12,000, payable quarterly, a fee of $2,000 per board meeting attended, a fee of $650 per committee meeting attended, and an additional fee of $150 for each chairman attending a committee meeting. Under the Company’s Director Stock Option Plan, non-employee directors will be awarded options to purchase Common Stock on the first day of each board compensation year (August 1), exercisable at the fair market value of the Common Stock on such date. The number of options awarded is determined pursuant to an option pricing formula, so that the fair value of the option award will equal $60,000.

RATIFICATION OF SELECTION OF AUDITOR

PROPOSAL TWO

Upon recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ended January 31, 2004, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of Ernst & Young LLP. Ernst & Young LLP has served as the Company’s independent certified public accountants since fiscal 1992. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

For the fiscal years ended January 31, 2003 and January 31, 2002, fees for services provided by Ernst & Young LLP were as follows:

	Year Ended January 31,
	2003($)	2002($)
Audit Fees (1)	770,304	460,203
Audit-Related Fees (2)	379,670	675,611
Tax Fees (3)	133,214	106,670
All Other Fees (4)	50,000	71,226

(1)	Includes fees for audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements and services associated with securities filings.

(2)	Includes fees actually billed in the fiscal year ended January 31, 2003 for due diligence related to acquisitions, audits in connection with acquisitions and accounting consultations, and the Company’s restatement of its financial statements for the fiscal years 2001, 2000, 1999 and 1998.

(3)	Includes fees for tax planning, consultation and compliance services.

(4)	Includes fees for PeopleSoft security analysis.

The Audit Committee has adopted policies and procedures requiring pre-approval of all services to be performed by the Company’s independent certified public accountants. Under these policies and procedures, all engagements for any services must be approved in advance by the Audit Committee.

The Audit Committee has considered whether the provision of audit-related and other non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF ERNST & YOUNG LLP

AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF

THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2004.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information regarding the Company’s current executive officers.

Name	Age	Position
John D. Carreker, Jr.	60	Chairman of the Board, Chief Executive Officer and Director
Michael D. Hansen	50	President, Chief Operating Officer and Director
Terry L. Gage	45	Executive Vice President, Treasurer, Chief Financial Officer and Assistant Secretary
John D. Carreker III	39	Executive Vice President and President, Global Payments Technologies
Brian D. Jones	36	Executive Vice President and Managing Director
Robert M. Olson, Jr.	47	Executive Vice President and Vice Chairman, Relationship Management & Alliances
Joseph M. Rowell	51	Executive Vice President and Vice Chairman, Global Payments Technologies
Blake A. Williams	41	Executive Vice President and President, Revenue Enhancement
Tod V. Mongan	52	Senior Vice President, General Counsel and Secretary

John D. Carreker, Jr. has served as Chairman of the Board of Directors and Chief Executive Officer since the Company’s formation in 1978. John D. Carreker, Jr. and James D. Carreker are brothers. John D. Carreker III is the son of John D. Carreker, Jr.

Michael D. Hansen has served as President and Chief Operating Officer since December 2001. From October 2000 to December 2001, Mr. Hansen served as Executive Vice President and Managing Director. From 1998 to September 2000, Mr. Hansen served as the Head of Commercial Services and Executive Vice President and the Managing Director of Commercial Banking of Bank One Corporation. From 1995 to 1998, Mr. Hansen served as the President of Operations Services of Bank One Corporation.

Terry L. Gage has served as Executive Vice President, Treasurer and Chief Financial Officer since October 1995 and was elected Assistant Secretary in April 1997.

John D. Carreker III has served as Executive Vice President and Managing Director since June 2002 and as President, Global Payments Technologies since November 2002. Since June 1991, Mr. Carreker has served in various management positions with the Company. John D. Carreker III is the son of John D. Carreker, Jr. and the nephew of James D. Carreker.

Brian D. Jones has served as Executive Vice President and Managing Director since June 2002. For thirteen years prior to June 2002, Mr. Jones worked for Bear, Stearns & Co. Inc., most recently as Senior Managing Director in its Investment Banking Group.

Robert M. Olson, Jr. has served as Executive Vice President since July 1998 and as Vice Chairman, Relationship Management & Alliances since November 2002. From July 1994 until July 1998, Mr. Olson served as Executive Vice President, Operations & Technology for Magna Group, Inc., a financial services institution.

Joseph M. Rowell has served as Vice Chairman, Global Payments Technologies since November 2002. From February 2002, Mr. Rowell served as President, Global Technology Solutions. From June 2001 to January 2002, Mr. Rowell served as President of Carreker Check Solutions LLC, a wholly owned subsidiary of the Company. For the five years prior to that time Mr. Rowell served as President of Check Solutions Company, a software and services company serving financial institutions.

Blake A. Williams has served as Executive Vice President and Managing Director of Revenue Enhancement since July 2001 and as President, Revenue Enhancement since November 2002. For two years prior to that time,

Mr. Williams was the SVP and Managing Director of Revenue Enhancement. Mr. Williams has been with the Company for twelve years in various management and consulting roles.

Tod V. Mongan has served as Senior Vice President and Secretary since December 2001 and as General Counsel to the Company since February 2001. For the five years prior to that time, Mr. Mongan served as Senior Vice President, General Counsel, Secretary and Chief Administrative Officer for BancTec, Inc., a worldwide systems integration, manufacturing and services company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following information sets forth certain compensation provided to the Company’s Chief Executive Officer and its four most highly compensated executive officers (collectively, the “Named Executive Officers”) during the fiscal year ended January 31, 2003 (Fiscal 2002), as well as the two preceding fiscal years.

SUMMARY COMPENSATION TABLE

(FISCAL YEAR ENDED JANUARY 31, 2003)

Name and Principal Position	Fiscal Year	ANNUAL COMPENSATION					LONG-TERM AWARDS	All Other Compensation ($)(2)
		Salary ($)	Bonus ($)		Other Annual Compensation($)(1)	Restricted Stock($)	Securities Underlying Options(#)
John D. Carreker, Jr. Chairman of the Board and Chief Executive Officer	2002 2001 2000	442,390 353,590 487,752	— — —		26,628 — —	— — —	50,000 50,000 50,000	— 5,250 5,004

Michael D. Hansen President and Chief Operating Officer	2002 2001 2000	385,622 330,083 107,013	— — —		23,721 — —	— — —	49,500 30,000 110,000	— 5,250 —

Robert M. Olson Executive Vice President and Vice Chairman, Relationship Management and Alliances	2002 2001 2000	298,851 322,585 290,008	— — 50,000		18,562 — —	— — —	25,000 30,000 40,000	— 4,796 5,004

Joseph M. Rowell Vice Chairman, Global Payments Technologies	2002 2001 2000	297,625 208,652 —	— 163,333 —		19,188 — —	— — —	87,500 166,000 —	11,931 12,538 —	(3)

Blake A. Williams Executive Vice President and President, Revenue Enhancement	2002 2001 2000	254,545 270,667 220,000	192,227 89,629 —	(4)	15,286 — —	— — —	30,000 30,000 25,000	— 5,250 5,004

(1)	Reflects amounts awarded to the Named Executive Officers pursuant to the Company’s Variable Compensation Plan. See “Report of the Compensation Committee on Executive Compensation.” In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted as such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each of the Named Executive Officers for each fiscal year.

(2)	Includes Company contributions to the Employee 401(K) Savings Plan on behalf of each of the Named Executive Officers in Fiscal Years 2000 and 2001.

(3)	Includes an auto allowance of $11,931 that Mr. Rowell received pursuant to his employment agreement.

(4)	Includes $140,000 bonus earned in the fiscal year ended January 31, 2003 and $52,227 deferred bonus paid during the same period.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares granted during the fiscal year ended January 31, 2003.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted in Fiscal 2002 (3)(%)	Exercise Price Per Share (4)($)	Expiration Date (5)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (6)($)
					5%	10%
John D. Carreker, Jr.(1)	50,000	3.55	4.97	2/11/12	156,280	396,045
Michael D. Hansen(1)	49,500	3.52	4.97	2/11/12	154,718	392,085
Robert M . Olson(1)	25,000	1.78	4.97	2/11/12	78,140	198,023
Joseph M. Rowell(1)	25,000	1.77	4.97	2/11/12	78,140	198,023
Joseph M. Rowell(2)	62,500	4.44	8.75	4/5/12	343,927	871,578
Blake A. Williams(1)	30,000	2.13	4.97	2/11/12	93,768	237,627

(1)	The options vest equally in increments over four years beginning February 11, 2002.

(2)	The options vest equally in increments over four years beginning April 5, 2002.

(3)	Based on a total of 1,406,500 options granted during the fiscal year ended January 31, 2003. During the fiscal year ended January 31, 2003, 914,075 outstanding options were cancelled.

(4)	The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1994 Long Term Incentive Plan.

(5)	Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

(6)	In accordance with the rules of the Commission, shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent the Company’s estimate or projection of future prices of the Company’s common stock.

AGGREGATE OPTION EXERCISES IN

LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares received during the fiscal year ended January 31, 2003 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on January 31, 2003.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John D. Carreker, Jr.	—	—	37,500	112,500	0.00	0.00
Michael D. Hansen	—	—	80,833	108,667	0.00	0.00
Robert M. Olson	—	—	214,091	25,000	0.00	0.00
Joseph M. Rowell	—	—	33,333	220,167	0.00	0.00
Blake A. Williams	—	—	38,950	65,000	0.00	0.00

(1)	Based on the difference between the option exercise price and the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market on the exercise date.

(2)	Based on the difference between the option exercise price and the closing sale price of $2.86 of the Company’s Common Stock as reported on the Nasdaq National Market on January 31, 2003, the last trading day of the Company’s fiscal year ended January 31, 2003, multiplied by the number of shares underlying the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of January 31, 2003 regarding compensation plans under which shares of the Company’s common stock may be issued (in thousands, except per share exercise price amounts):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights($)		Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)
Equity compensation plans approved by security holders	1994 Plan	4,419	1994 Plan	9.2804	1994 Plan	1,135
	Director Plan	124	Director Plan	9.6421	Director Plan	71

	Total	4,543	Total	9.2903	Total	1,206
Equity compensation plans not approved by security holders		—		—		—

	Total	—	Total	—	Total	—

Total		4,543		9.2903		1,206

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

During the fiscal year ended January 31, 2003, John D. Carreker III, Executive Vice President and President, Global Payments Technologies, and Brenton E. Carreker, Managing Principal Tier III Sales, sons of John D. Carreker, Jr. and nephews of James D. Carreker, were employed by the Company and received as compensation for services performed, $289,513 (includes expatriot benefits of $57,392) and $149,472, respectively.

In connection with the acquisition of Check Solutions Company, the Company entered into an Assumption Agreement with Joseph M. Rowell under which the Company assumed certain obligations of Check Solutions Company to pay Mr. Rowell $5,550,000 pursuant to a Goodwill Purchase Agreement.

The Company agreed to pay this amount in four equal installments of $1,387,500, payable in either cash, fully registered shares of the Company’s common stock, or a combination thereof, in the Company’s sole discretion. The Company elected to satisfy its obligation to Mr. Rowell through payment of the full cash amount, $1,387,500 of which was paid during fiscal 2001 and $4,162,500 of which was paid in early fiscal 2002.

The Company has adopted a policy providing that all transactions between the Company and related parties will be subject to approval by a majority of all disinterested directors and must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties.

EMPLOYMENT AGREEMENTS

The Company is a party to an employment agreement with John D. Carreker, Jr. with an original term beginning February 1, 1997 extending through January 31, 1999. Pursuant to its terms, the agreement has been renewed by Mr. Carreker for additional one-year terms (through January 31, 2004) by giving the required written notices to the Company. The agreement provides that for Fiscal 2003 Mr. Carreker will receive a base annual salary of not less than $450,000 and will be eligible to receive bonuses as determined by the Board of Directors in its sole discretion. The agreement may be terminated at any time by the Board of Directors, with or without cause. Upon termination of the agreement by Mr. Carreker due to a breach on the part of the Company or by the Company without cause, Mr. Carreker will be entitled to receive, on the Company’s regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement. Mr. Carreker has agreed to reduce his base salary by 10% to reflect his participation in the Company’s Variable Compensation Plan.

The Company is also party to employment agreements with Messrs. Hansen and Rowell. Mr. Hansen’s agreement has a term extending through December 2003 and Mr. Rowell’s agreement has an initial term extending through June 2004. Each of Messrs. Hansen and Rowell’s agreements will renew automatically for successive one-year terms at the end of the initial period unless either party notifies the other six months in advance of the expiration of the initial or renewal period. Under the agreements each of Messrs. Hansen and Rowell receive an annual base salary of not less than $340,000 and $176,000, respectively (subject to annual review and discretionary increases), and each is entitled to a bonus of up to 50% of his annual base salary on terms no less favorable than those applicable to other high-level officers of the Company in each year of the applicable agreement if the Board of Directors, in its sole discretion, so determines. The agreements may be terminated at any time by the Company with or without cause, and may be terminated by the executive if the Company is in material breach of the applicable agreement. Upon termination by the executive due to a breach on the part of the Company or by the Company without cause, the executive will be entitled to receive, on the Company’s regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement (in addition, under certain circumstances, Messrs. Hansen and Rowell would be entitled to receive certain bonus payments). Messrs. Hansen and Rowell have agreed to reduce their base salaries by 10% to reflect their participation in the Company’s Variable Compensation Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee, in accordance with its written charter, provides advice and recommendations to the Board of Directors concerning the compensation, including base salaries, bonuses and stock option awards under the Company’s 1994 Long Term Incentive Plan (“LTIP”) for the executive officers, stock option awards to other eligible employees, employer contributions to the 401K savings plan, and the compensation of the Company’s Directors. All decisions made by the Compensation Committee relating to compensation of the Company’s executive officers are reviewed by the Board of Directors.

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual and long term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Total executive compensation is generally set at levels that the Compensation Committee believes to be consistent with others in the Company’s industry, although actual compensation levels in any particular year may be above or below those of the Company’s competitors, depending upon the Company’s performance. The objectives of the Company’s executive compensation program are as follows:

1.	Compensate competitively in order to attract, retain and motivate a highly competent executive team dedicated to achieving the Company’s mission and strategic plans, which are designed to result in long term growth in shareholder value;

2.	Tie individual compensation to individual and team performance and the success of the Company;

3.	Align executive officers and certain eligible employees’ interests with those of the Company by making incentive compensation dependent upon the performance of the Company or the appropriate business unit; and

4.	Align executive officers and certain eligible employees’ interests with those of the Company and its stockholders by providing long-term compensation opportunities through participation in the Company’s LTIP.

To achieve these compensation objectives, the Company uses a combination of short-term and long-term compensation elements, all of which are based upon the performance of the individual and/or the performance of the Company or the appropriate business unit. The Compensation Committee is mindful of grants or awards made to the Company’s executive officers under the Company’s LTIP. The Compensation Committee endorses the position that stock ownership by management and stock based performance compensation arrangements are beneficial in aligning management’s and stockholders’ interests in the enhancement of shareholder value.

The three principal components of the Company’s compensation program are base salary, profit sharing incentive cash bonuses, and long-term compensation.

BASE SALARY.    Base compensation of executive officers is set based on offering competitive salaries in comparison to market salaries. The Company utilizes survey data developed for comparable executive positions in other similar companies in the same industry to establish a minimum, medium and maximum salary and bonus level for each executive position. These ranges may be adjusted from industry averages for factors such as local market conditions or unique aspects, responsibilities or qualifications of the position not believed to be normally associated with the position in other similarly sized companies. Base salary ranges are reviewed annually with a “Salary Year” from April 1 through March 31. A range of percentage increases and a maximum merit increase is established for various performance levels. The base salary position within the range is set after an annual subjective review by the Compensation Committee of performance in areas of the executive’s responsibilities. This review includes an evaluation of work performance, achievement of specific goals, position requirements and financial performance of the applicable business unit in relation to expected performance based on the annual plan.

VARIABLE COMPENSATION PLAN.    Beginning in Fiscal 2002, the Company instituted a Variable Compensation Plan. The objective of this plan is to align a portion of the base compensation of executive officers with the achievement of certain short-term financial goals of the Company. Pursuant to this plan each executive officer’s base salary was reduced by 10%. The executive can recover this amount if the Company attains certain predetermined financial goals. The goals are established on a quarterly basis. At the end of each fiscal quarter the actual results for the Company are compared to the goals for the quarter. If the quarterly goals are met or exceeded, the executive will be eligible to receive between  1/4th to  3/8ths of the amount the executive’s base salary was reduced. If the quarterly goals are not met the executive does not receive any of the reduced salary for that quarter. This plan enables executives to share in the success of the Company while allowing the Company to control costs when there are disappointing fluctuations in its financial performance.

INCENTIVE BONUS PLAN.    All executive officers are currently eligible for bonuses under the Company’s Incentive Bonus Plan (the “Plan”), which currently has a plan year of February 1 to January 31. The Plan is a performance driven incentive plan. Awards are earned based on actual results compared to pre-established targets. Participants in the Plan are eligible to receive an Incentive Bonus based on (i) the achievement of certain pre-determined corporate and business unit performance target goals, and (ii) the Participant’s achievement of certain pre-determined individual performance goals. The measurement period for determining whether performance target goals are met is the Company’s fiscal year ended January 31 (the “Plan Year”). In order to receive an Incentive Bonus for fiscal year performance, an employee must be employed on the day of the distribution. Any employee who shall have been designated by the Board shall, during such individual’s period of employment, be a Plan Participant. Currently, the Board has designated substantially all full-time employees as Plan Participants, including John D. Carreker, Jr. Awards under the Plan are made in the form of cash bonuses.

LONG TERM COMPENSATION.    Under the Company’s LTIP which has previously been approved by the stockholders, the Company may grant qualified and non-qualified options to purchase the Company’s common stock to the executive officers and eligible employees of the Company and its subsidiaries. Stock options awarded in the fiscal year ended January 31, 2003 must be exercised within 10 years from the date of grant. Such options for the executive officers and employees become exercisable under various terms. The number of options granted is individually determined for each executive officer and eligible employee based on subjective evaluation by the Compensation Committee of the individual’s responsibility level and the contribution to the Company.

EMPLOYEES 401K SAVINGS PLAN.    The Company’s Employee 401(k) savings plan provides for participation in employer contributions by all eligible employees, including the executive officers. Employees are eligible to begin participation in the Plan on the first day of the month after ninety days of service. The Company also has the discretion of making an annual lump sum profit sharing contribution for all eligible employees. This contribution would be made as a percentage of each employee’s base salary. Company contributions vest at a rate of 25% for each year a participant earns a year of service. All Company contributions are subject to limitations imposed by the Internal Revenue Code.

EMPLOYMENT AGREEMENTS.    The Company enters into executive employment agreements with certain officers and employees, including some of the executive officers, from time to time. The Compensation Committee believes the agreements will serve to protect the Company and its stockholders as well as these officers and employees in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce the officers’ and employees’ dedication to the Company’s best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board of Directors utilized, among other things, an analysis of competitive practices within the Company’s peer group based on public filings.

FISCAL YEAR ENDED JANUARY 31, 2003 CHIEF EXECUTIVE COMPENSATION.    The Chief Executive Officer, Mr. John D. Carreker, Jr., participated during the fiscal year ended January 31, 2003 in the same compensation programs as the other executive officers with each component of his compensation determined by the Board of Directors according to the same criteria described above. Mr. Carreker’s base salary was generally determined in the same manner as other executive officers and was based on the factors listed above. Mr. Carreker’s incentive compensation was determined using the same guidelines described in the Incentive Bonus Plan section of this report.

Section 162(M) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance-based compensation does not have to be taken into account for the purposes of this limitation. The Compensation Committee does not expect the cash compensation to be paid to any executive officer will exceed the $1,000,000 limit per officer in the foreseeable future. As a result, the Compensation Committee has decided at this time to take no action to limit or restructure any elements of the cash compensation paid to any of the Company’s executive officers. Should the compensation level of any executive officer approach $1,000,000, the Compensation Committee will reevaluate this decision.

Submitted by:

The Compensation Committee of

Board of Directors

James L. Fischer (Chairman)

James R. Erwin

Ronald G. Steinhart

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee meets with the Company’s management and independent auditors prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Committee discusses these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditor. The Audit Committee regularly meets privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent auditors and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company’s financing plans and reports recommendations to the full Board of Directors for approval and to authorize action.

For the fiscal year ended January 31, 2003, the Audit Committee reviewed the Company’s audited financial statements and met with both management and Ernst & Young LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The directors who served on the Audit Committee at the conclusion of the fiscal year ended January 31, 2003 are all “Independent” for purposes of the Nasdaq National Market listing standards. That is, the Board of Directors has determined that no member of the Audit Committee has a relationship that would interfere with the exercise of their independent judgment in carrying out their responsibilities as directors.

The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

The Audit Committee has reviewed and reassessed the adequacy of its written charter. The Audit Committee expects to amend its charter in 2003 to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and proposed Nasdaq rules as they become effective.

Submitted by:

The Audit Committee of

Board of Directors

Donald L. House, Chairman

James L. Fischer

Richard R. Lee, Jr.

David K. Sias

Ronald G. Steinhart

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Fischer, Erwin and Steinhart. As of January 31, 2003, the Audit Committee consisted of Messrs. Fischer, House, Lee, Sias and Steinhart. None of these individuals was at any time during the fiscal year ended January 31, 2003, or any other time, an officer or employee of the Company. No member of the Compensation Committee or Audit Committee serves as a member of the board of directors, compensation committee or audit committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, Compensation Committee or Audit Committee.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company, the Services Peer Group, the Technology Peer Group, and the S&P 600 Index during the five year period ended on January 31, 2003. The comparison assumes the reinvestment of all dividends, if any. The Services Peer Group consists of Atlantic Data Services, Charles River Associates and Technology Solutions. The Technology Peer Group consists of Cognizant Technology Sol., Fundtech, Ltd., and Pegasystems, Inc.

Note: The Stock performance shown above is not necessarily indicative of future price performance.

	1/31/99	1/31/00	1/31/01	1/31/02	1/31/03
Carreker Corporation (CANI)	100	157.29	253.70	18.22	51.81
Standard and Poor’s 600 SmallCap Index	100	191.58	117.42	101.88	81.93
Services Peer Group Index	100	160.19	20.50	120.05	87.53
Technology Peer Group Index	100	205.29	58.25	68.72	112.93

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Commission and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by Commission rules to furnish the Company with copies of all such forms that they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during the fiscal year ended January 31, 2003 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

STOCKHOLDER PROPOSALS

Stockholder proposals to be presented at the 2004 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, not later than January 31, 2004. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14a-8 of the Securities Exchange Act of 1934.

Any holder of Common Stock of the Company desiring to bring business before the 2004 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas, 75244, no later than January 31, 2004.

OTHER MATTERS

At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

HOUSEHOLDING INFORMATION

Unless the Company has received contrary instructions, the Company may send a single copy of its annual report, proxy statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. However, if stockholders prefer to receive multiple sets of the Company’s annual disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s annual disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its executive offices at 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, Attention: Corporate Secretary, to inform the Company of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY BENEFICIAL STOCKHOLDER OR STOCKHOLDER OF RECORD, A COPY OF THE COMPANY’S ANNUAL REPORT AND FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2003 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM TERRY L. GAGE, CHIEF FINANCIAL OFFICER, 4055 VALLEY VIEW LANE, SUITE 1000, DALLAS, TEXAS 75244.

By Order of the Board of Directors

TOD V. MONGAN

SECRETARY

Dated: May 9, 2003

ANNEX A

GOVERNANCE COMMITTEE GUIDELINES

As Approved by the Board of Directors

June 25, 2002

Composition of the Board

1.    Classification and Definition of Directors.

The principal classifications of Directors are “Management” and “Outside”.

The term “Management Director” includes both present and former officers who serve on the Board.

The term “Outside Director” describes all other Directors.

Business or personal relationships with management will be considered in Committee assignments and specific transactions affecting shareholders.

It should be noted that somewhat different concepts of director “independence” and “disinterestedness” have been adopted by various regulatory agencies such as the Securities and Exchange Commission, the Nasdaq National Market and the Internal Revenue Service for use in contexts other than these Guidelines. These external definitions are not part of these Guidelines and should be consulted only for the specific purposes for which they are intended.

2.    Mix of Outside and Management Directors.

The Board believes that, as a matter of policy, there should be a majority of Outside Directors on the Carreker Corporation Board. The Board expects to have among its members a limited number of Management Directors, but at least the Chief Executive Officer.

3.    Size of the Board.

It is the sense of the Board that a range of 8 to 10 is desirable. There may, however, be times when it is desirable to have more than 10, particularly during periods of transition when new Directors may “overlap” with retiring Directors.

4.    Board Membership Criteria.

The Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required for the Board in total. This should be compared with the skills and characteristics already represented on the Board.

The assessment should include an analysis of skills, such as understanding of finance, technology, and other knowledge needed on the Board, in total. It is important that Directors represent diverse points of view; but Directors should not represent specific constituencies.

5.    Former Chief Executive Officer’s Board Membership.

The Board believes that this is a matter to be decided in each individual instance. It is expected that when the Chief Executive Officer resigns from that position, he or she will offer to resign from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new Chief Executive Officer and the Board.

A former Chief Executive Officer serving on the Board will be considered a Management Director for purposes of Corporate Governance.

6.    Selection of New Director Candidates.

The Board should be responsible for nominating candidates to become Directors, with the screening process involved delegated to the Board’s Governance Committee. It is expected that this committee will have direct input from the Chairman and from the Chief Executive Officer. Input will also be solicited from the other members of the Board.

7.    Extending the Invitation to a New Potential Director to Join the Board.

The invitation to join the Board should be extended by the Chairman of the Governance Committee, who may choose to have the Chairman of the Board or the Chief Executive Officer participate in the invitation as well.

8.    Directors Who Change Their Present Job Responsibility.

It is the sense of the Board that individual Directors who change the job responsibility they held when they were elected to the Board (except when they are promoted within their company) should volunteer to resign from the Board.

It is not the Board’s view that Directors who retire or change from the positions they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through its Governance Committee, to review the continued appropriateness of Board membership under the changed circumstances.

9.    Term Limits.

The Board does not believe that it should establish term limits. While term limits could help to assure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contributions of Directors who have been able to develop, over a period of years, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Instead of term limits, the Board believes that its Governance Committee should review each Director’s contribution annually to determine that a director’s performance meets acceptable standards. Every three years, prior to the Director’s nomination for reelection, the Governance Committee will complete a comprehensive evaluation of the Directors skills and compatibility with the needs of the Company. Members of the Governance Committee, however, will not participate in deliberations about their own performance.

10.    Retirement Age.

At each Annual Meeting of Shareholders, the successors to the class of Directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting, except that no Director shall stand for reelection after reaching the age of 70.

Operation of the Board

11.    Assessing the Board’s Performance.

The Chairperson of each Board committee will report annually to the Board an assessment of his or her committee’s performance. The report will include an analysis of the performance of the committee relative to its “Charter”.

The reports will be discussed with the full Board, preferably at the same time as the Board discusses the Board membership criteria.

These reports will help in the assessment of the Board’s contribution as a whole and will provide a review of specific areas in which the Board and/or management believe a better contribution could be made. The purpose of this process is to improve the effectiveness of the Board, not to target any individual Board members.

12.    Board Committees.

1.	Governance
2.	Audit
3.	Compensation

Each of these committees has a “Charter”, which it has prepared and which has been approved by the full Board.

The need for changes in the number, “Charters”, or titles of Board committees will be reviewed annually by the Governance Committee and then discussed with the full Board.

13.    Assignment and Rotation of Committee Members.

The Governance Committee is responsible, after consultation with the Chairman of the Board and with the Chief Executive Officer, and with consideration of the desires of individual Board members, for the assignment of Board members to various committees, subject to Board approval. Committee chairpersons will be chosen in similar fashion.

It is the sense of the Board that it is desirable that committee assignments be rotated from time-to-time, but not on a fixed schedule. There may be good reasons sometimes to maintain a Director’s committee membership for a longer time than in certain other instances.

14.    Frequency and Length of Committee Meetings.

The committee Chairperson, in consultation with Committee members and with input from management, will determine the frequency and length of the meetings of the Committee. (The Audit Committee will meet at least three times per year, as preferred by the Securities and Exchange Commission.)

15.    Committee Agendas.

The Chairperson of the Committee, in consultation with Committee members and appropriate members of management and staff, will develop the Committee’s agenda.

At the beginning of each fiscal year, each Committee will issue a schedule of agenda subjects to be discussed in the ensuing year (to the extent that these can be foreseen). This planned agenda will be shared with the Board.

16.    Selection of Agenda Items for Board Meetings.

The Chairman of the Board and the Chief Executive Officer (if the Chairman is not the Chief Executive Officer) will propose the agenda for each Board meeting. The Lead Director, if any, will have an opportunity to review and comment on the proposed agenda before it is distributed to the members of the Board.

Each Board member is free to suggest the inclusion of item(s) on the agenda.

17.    Board Materials Distributed in Advance.

It is the sense of the Board that information and data that are important to the Board’s understanding of the business of the meeting should, when practical, be distributed in writing to the Board before the Board meets. Carreker Corporation’s management will make every effort to see that this material is as brief as possible while still providing the desired information.

18.    Selection of Chairman and of Chief Executive Officer.

The Board will remain free to make these choices in any way it deems best for the Company at any point in time.

Therefore, the Board does not have a predetermined policy, one way or another, as to whether or not the roles of the Chief Executive Officer and of the Chairman should be separate and, if the roles are to be separate, whether the Chairman should be an Outside Director or a Management Director.

19.    Lead Director Concept.

In the event that the Chairperson is a Management Director, the Outside Directors will, annually, choose one of their members to serve as Lead Director. Outside Directors considered candidates for Lead Director will meet the highest test of management independence.

The Lead Director will, as required, chair any meetings of the Outside Directors and will, as required, facilitate communications between other members of the Board and the Chairman and/or the Chief Executive Officer. The Lead Director will, as required, serve as spokesperson for the Outside Directors. Prior to distribution of the agenda for Board meetings, management will consult with the Lead Director concerning the agenda. Any Director, however, is free to communicate directly with the Chairman and with the Chief Executive Officer.

If the Board chooses not to have a Lead Director, the Chairperson of the Board will perform the duties of the Lead Director, except those specified under item 20.

20.    Executive Sessions of Outside Directors.

The Outside Directors will meet in Executive Session at least twice a year. In the event that no Lead Director has been selected, the Chairman of the Governance Committee will schedule the meetings and will preside.

The group may meet with the Chief Executive Officer at any time, but, at the minimum, will have an annual review with the Chief Executive Officer, and also with the Chairman, if he or she is a Management Director.

21.    Board Compensation.

It is Carreker Corporation’s policy to compensate Outside Directors competitively relative to comparable companies.

Management Directors who are also employees receive no additional compensation for Board service.

Board Interaction With Management

22.    Presentations.

It is the sense of the Board that presentations by senior management are beneficial not only in providing information to the Board but also in giving Board members an opportunity to evaluate these persons. Brief biographical backgrounds of presenters not familiar to the Board will be distributed in advance of the meeting with other Board material.

23.    Attendance of Non-Directors at Board Meetings.

The Board specifically encourages management, from time to time, to bring into Board meetings managers who:

a.	can provide additional insight into the items being discussed because of personal involvement in these areas and/or

b.	appear to management to be persons with future potential who should be given exposure to the Board.

Such non-Directors will normally only attend their part of a Board meeting.

24.    Formal Evaluation of the Chief Executive Officer and of the Chairman.

The Governance Committee will take the lead in conducting these evaluations annually. The evaluations should be communicated to the individuals evaluated by the Outside Chairman or Lead Director and at least one other Outside Director, preferably the Chairman of the Compensation Committee (unless he or she also is the Lead Director).

25.    Succession Planning.

There shall be an annual report by the Chief Executive Officer to the Board on succession planning.

There shall also be available, on a continuing basis, recommendations from the Chief Executive Officer and the Chairman regarding their successors should either of them be disabled unexpectedly.

26.    Management Development.

There shall be an annual report to the Board by the Chief Executive Officer on the Company’s program of management development.

This report should be given to the Board at the same time as the Succession Planning report noted above.

27.    Board Access to Senior Management.

Board members have complete access to Carreker Corporation’s management and are encouraged to make regular contact.

Board members are normally expected to inform the Chief Executive Officer prior to contacting other members of management on any substantive matter, if the contact could be perceived as infringing on the responsibilities of the Chief Executive Officer. Members, however, are not expected to inform the Chief Executive Officer that they are contacting other members of management regarding the normal activities of their Board committees.

28.    Board Interaction with Institutional Investors, the Press, Customers, Etc.

The Board believes that the Chief Executive Officer and his or her designees speak for Carreker Corporation.

Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with Carreker Corporation. It is, however, expected that Board members would do this with the knowledge of management and, in most instances, at the request of management.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1. Election of Directors

FOR the nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	Nominees: 01 James L . Fischer, 02 Michael D. Hansen, and 03 Richard R. Lee, Jr. INSTRUCTION: To withhold authority to vote for individual nominees, write their name(s) below.

Item 2. Proposal to ratify the appointment of Ernst & Young, LLP as the Independent Certified Public Accountants of the Company for the fiscal year ended January 31, 2004.

Item 3. In their discretion, upon such other matters that may properly come before the meeting and any adjournments or postponements thereof.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                        Internet

http://www.eproxy.com/canie

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

                        Telephone

1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

CARREKER CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 17, 2003

The undersigned hereby appoints Terry L. Gage and Tod V. Mongan and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2003 Annual Meeting of Stockholders of Carreker Corporation (the “Company”) to be held in the Jefferson Room of the DoubleTree Hotel at Dallas Lincoln Centre, 4310 LBJ Freeway, Dallas, Texas, on Tuesday, June 17, 2003, at 8:00 a.m. Central Time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2004, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

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